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                                                                   Exhibit 10.33

                               INDENTURE OF LEASE
                                   (ALE HOUSE)

          THIS INDENTURE OF LEASE, made this 31 day of July, 2004, by and between MACTARNAHAN LIMITED PARTNERSHIP dba HARMER COMPANY, an Oregon limited partnership ("Landlord"), and PBC ACQUISITION, LLC, a Delaware limited liability company ("Tenant").

                                    RECITALS

          The parties acknowledge the following facts to exist:

          (1) Landlord owns a certain tract of improved property located in Multnomah County, Oregon, described as (the "Land"):

          A tract of land in Section 29, Township 1 North, Range 1 East of the Willamette Meridian, in the County of Multnomah and State of Oregon, more particularly described as follows:

          Beginning at the Northwest corner of Industrial Center in Portland, Oregon; thence North 88 degrees 32' East of 30.04 feet to the intersection of the Easterly line of NW 31st Avenue with the Northerly line of NW Industrial Street, which point is the true point of beginning for this description; thence continuing North 88 degrees 32' East along the Northerly line of NW Industrial Street 259.0 feet to a point on a 277.94 foot radius curve, the tangent to which curve bears North 37 degrees 39' East, said point is 10.0 feet Northwesterly from a certain drill track when measured at right angles thereto; thence Northeasterly along said 277.94 foot radius curve, parallel to and
          10.0 feet Westerly from said drill track, 161.42 feet to a point on the Easterly prolongation of the Southerly line of that certain tract of land conveyed to Dan Davis by the Spokane, Portland and Seattle Railway Company by deed dated April 12, 1954, recorded April 21, 1954 in Book 1655, Page 124, Deed Records; thence North 88 degrees 21' West along the Easterly prolongation of said Southerly line of the Dan Davis tract and said Southerly line of the Dan Davis tract, 317.0 feet, to a point on the Easterly line of NW 31st Avenue; thence South 01 degree 39' West along the Easterly line of NW 31st Avenue 162.17 feet to the true point of beginning.

          (2) Landlord has easement rights appurtenant to the foregoing property in a tract of real property located in Multnomah County, Oregon, described as set forth in Exhibit A, which is incorporated in this Lease by this reference (the "Parking Easement Area").

          Landlord's rights to the Parking Easement Area are set forth in that certain Easement Agreement dated June 16, 2001 between Portland Brewing Company, as grantor, and


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Portland Brewing Building LLC, as grantee, which was recorded in Multnomah
County, Oregon on August 17, 2001 under Recording Number 2001-129876, the grantee's rights in which have been assigned to Landlord pursuant to _____________________ (collectively, the "Easement Agreement").

          (3) Tenant desires to occupy a portion of the building located on the Land (in its entirety, the "Building") as the tenant in such premises, and to obtain from Landlord the right to use the Parking Easement Area, subject to the terms of the Easement Agreement, for the term of this Lease, pursuant to the terms and conditions stated herein.

          NOW, THEREFORE, in consideration of the covenants, agreements and stipulations contained herein, it is agreed between Landlord and Tenant as follows:

                                       I.

                                DEMISED PREMISES

          Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, upon the terms and subject to the conditions set forth in this Lease, the Premises described below, located in the City of Portland, Multnomah County, Oregon, SUBJECT, HOWEVER, to any and all existing and non-delinquent real estate tax liens of record, the mortgage lien (including any related security interests and assignments for security) described in Paragraph X; a sewer easement in favor of the City of Portland recorded October 14, 1953 as document #44101, book 1626, page 337; Administrative Findings and Decision on an Adjustment No. LUR 9200240, including the terms and provisions thereof, recorded July 1, 1992, as document #072284, book 2560, page 336; and the terms of this Lease.

          The premises leased to Tenant (the "Premises") consist of a portion of the first-floor interior space in the Building, as more particularly identified on the Building floor plan attached as Exhibit B, which is incorporated in this Lease by this reference (the "Building Plan"). The Premises also include the appurtenant right to use, in common with others, the public portions of the Building, including public hallways, lobbies, and restrooms, depicted as "common area" on the Building Plan (the "Common Area"); parking facilities on the Land; the right for Tenant and its employees and invitees to enjoy all rights, benefits and use of the Parking Easement Area (to the extent allocated to Tenant in this Lease and subject to the terms of the Easement Agreement); and sidewalks, ramps, landscape areas, and driveways. The Premises shall be delivered to Tenant in its "AS IS" condition without any obligations on the part of Landlord to perform any improvements or alterations, or to provide any allowances.

          As of the Commencement Date (defined in Paragraph II, below), Tenant has leased from Landlord, under a separate lease agreement of even date herewith (the "Brewery Lease"), the remaining portion of the first floor of the Building shown that is not included in the Premises, together with all second-floor and basement space in the Building (the "Brewery Premises"). The Brewery Premises includes, without limitation, the first-floor "AREA TO BE ADDED TO ALEHOUSE IF BREWERY LEASE TERMINATED," as designated on the Building Plan (such AREA TO BE ADDED, all basement space in the Building, and the


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second-floor space located above the copper brewing tanks that are included in such "AREA TO BE ADDED," are together herein referred to as the "Expansion Space"). If the Brewery Lease expires or terminates before expiration of the Term (defined at Paragraph II, below), then (a) the Expansion Space shall automatically be added to the Premises, effective as of the date of such expiration or termination (after which, references herein to the Premises shall include the Expansion Space), (b) the monthly Base Rent specified at Paragraph III below and in effect as of the date of such termination or expiration shall be increased by an amount equal to the monthly price per square foot then in effect for the Premises (determined by dividing monthly Base Rent by the number of square feet in the Premises before expansion) multiplied by the number of square feet contained in that portion of the Expansion Space located on the first and second floors of the Building (but excluding that portion of the Expansion Space located in the basement of the Building), and (c) prior to the date of such expiration or termination, Tenant shall, at Tenant's sole cost and expense and subject to the terms and conditions, including approval by Landlord, that are specified in the Brewery Lease (which terms and conditions are incorporated herein by this reference as if fully set forth at this point), effect such improvements and alterations to the Building including, without limitation, constructing (and/or demolishing) such demising walls, constructing such entrances, and effecting such alterations to the utility systems serving the Building (including, without limitation, wiring and electrical systems, plumbing and drain pipes, sprinkler systems and sewer lines, and heating, ventilating and air conditioning (HVAC) systems), as may be reasonably necessary to operate the expanded Premises and the remaining portions of the Building as wholly separate premises with dedicated and separately-metered and controlled utility services. For purposes of determining the additional Base Rent payable upon inclusion of the Expansion Space in the Premises, Landlord and Tenant shall calculate the rentable square feet contained within the Premises, as expanded, using standards then prevailing in the rental real-estate industry for retail facilities, by not later than the date that the Expansion Space is added to the Premises.

                                       II.

                                  TERM OF LEASE

          The term of this Lease shall commence on the date of this Lease (the "Commencement Date"), and shall thereafter continue for a period of ten (10) years (the "Term"), unless extended as hereinafter provided.

          Landlord shall take all necessary steps to timely renew the term of the Easement Agreement pursuant to Section 2.2 thereof, and shall use commercially reasonable efforts to procure the right to extend the Easement Agreement beyond such renewal term as necessary to provide to Tenant the rights and benefits of the Easement Agreement for the entire Term of this Lease (as the same may be renewed by Tenant); provided, however, in no event shall Landlord be required to pay consideration to procure such extension unless, and then only to the extent, that Tenant shall have agreed in writing to pay the entire amount thereof as and when due to the grantor under the Easement Agreement.

                                      III.


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                                      RENT

          Tenant shall pay to Landlord, by check to be received at the business address of Landlord designated herein, on or before the first day of each month during the Term of this Lease, the following Base Rent: $7,500.00 per month for the first five years of the initial term of the Lease, which amount shall be adjusted effective as of the first day of the sixth (6th) year as provided in this Paragraph III, below, and as of the first day of any renewal term in the manner provided in Paragraph VI below.

          In addition thereto, as an integral portion of the rent and as more particularly set forth as a covenant herein, Tenant shall pay Additional Rent, consisting of all insurances required herein, all taxes that may be assessed upon the Premises as provided herein, and the cost of all maintenance on the Premises as provided herein. Base Rent and Additional Rent, along with all other sums that become payable by Tenant to Landlord under this Lease, whether paid to Landlord directly, or paid to a third party for the benefit of Landlord and the Premises, are referred to herein as "Rent."

Tenant shall pay all Rent promptly when due without notice or demand therefor and without any abatement, deduction or off set, for any reason whatsoever, except as may be expressly provided in this Lease. If the Tenant's obligation to pay Base Rent does not commence on the first day of a calendar month, or does not expire on the last day of a calendar month, the Base Rent payable by Tenant on the first fractional month, or the last fractional month, as the case may be, shall be prorated for said month. Base Rent for any partial month at the beginning of the Term, and Base Rent for the first full calendar month of the Term, shall be paid upon execution of this Lease. Tenant acknowledges that Tenant's late payment of Rent due Landlord will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such cost being extremely difficult and impractical to ascertain. Therefore, if Landlord does not receive any portion of the Rent due from Tenant within five (5) business days after notice to Tenant that such payment is overdue, Tenant shall pay to Landlord an additional sum equal to five percent (5%) of the overdue amount, which late charge (a) shall be due and payable on demand, (b) constitutes liquidated damages for each delinquent payment under applicable law, and (c) the payment of late charges and the payment of interest are distinct and separate from one another in that the payment of interest is to compensate Landlord for the use of Landlord's money by Tenant, while the payment of late charges is to compensate Landlord for the additional administrative expenses incurred by Landlord in handling and processing delinquent payments. By their execution of this Lease, Landlord and Tenant confirm that such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any such late payment, that the late charge is in addition to any and all remedies available to Landlord and that the assessment and/or collection of the late charge shall not be deemed a waiver by Landlord of such failure or to any other default under this Lease. Additionally, all such delinquent Rent, plus any late charge, shall bear interest at the rate of fourteen percent (14%) per annum, or, if lower, the maximum interest rate permitted by law (as applicable, the "Default Rate"), from the date due until paid. If any payment of Rent is returned for insufficient funds, Landlord may require Tenant to pay all future payments by cashier's check.


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The Base Rent shall be increased, effective on the first day the sixth (6th)
full year of the Term (the "Adjustment Date"), by the cumulative percentage increase, if any, of the Consumer Price Index for Portland-Salem, All Items, All Urban consumers, as published by the United States Department of Labor, Bureau of Labor Statistics ("CPI") (base year 1982-84 = 100) ("Index"). If the Index has changed so that the base year differs from that used in this Paragraph, the Index shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics, to the 1982-84 base. If the Index is discounted or revised during the Lease Term, such other government index or computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the Index had not been discounted or revised. The Index published at least, but closest to, four months before the Commencement Date of this Lease shall be the Beginning Index. The Indexes published at least, but closest to, four months before the Adjustment Date shall be the Comparison Index. On the Adjustment Date, the Base Rent shall be adjusted if application of the following formula produces an increase therein:

          The Base Rent above and in effect on the Commencement Date shall be multiplied by a fraction, the numerator of which is the current Comparison Index and the denominator of which is the Beginning Index;

provided, that in no event shall Base Rent be decreased on an Adjustment Date.

                                       IV.

                                    COVENANTS

          In consideration of the leasing of the Premises and of the mutual agreements hereinafter contained, each party covenants and agrees to and with the other as follows:

          (1) PAYMENTS: In addition to the Base Rent stated above, and as an integral portion of the consideration of this Lease:

               (a) Tenant shall pay to Landlord all Real Property Taxes (defined below) upon the Premises that are levied after the Commencement Date and during the Term. All Real Property Taxes that are reimbursable by Tenant for the tax years in which this Lease commences and terminates shall be adjusted and prorated on the basis of the applicable tax year so that Landlord shall bear the cost of its prorated share for the periods prior and subsequent to the Term, and Tenant shall reimburse to Landlord its prorated share during the Term. Landlord shall deliver to Tenant, with ten (10) business days following Landlord's receipt thereof, a copy of all tax bills, assessments notices and other notices and correspondence received from taxing authorities concerning Real Property Taxes on the Premises (together, if applicable, with a calculation of Tenant's Proportionate Share thereof, as contemplated below in this Paragraph IV(a)). So Long as the Brewery Lease remains in effect, Tenant shall pay to the taxing authorities, no later than fifteen (15) days prior to the delinquency date, all Real Property Taxes on the Land and Building, and shall contemporaneously deliver proof of such payment to Landlord. If the Brewery Lease expires or terminates before expiration of the Term, Tenant shall pay Landlord, no later than fifteen (15) days prior to the delinquency date, Tenant's


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Proportionate Share (determined as set forth below) of all Real Property Taxes on the Land and Building. Tenant's Proportionate Share of Real Property Taxes shall equal a portion of the taxes calculated on the assessed value of the Building, and a portion of the taxes calculated on the assessed value of the Land, as follows: Tenant's Proportionate Share of Real Property Taxes calculated on the assessed value of the Building shall equal the entire amount of such taxes multiplied by a fraction, the numerator of which is the fair rental value of the Premises as of the date on which such taxes are due, and the denominator of which is the fair rental value of the Building as of the date on which such taxes are due Tenant's Proportionate Share of Real Property Taxes calculated on the assessed value of the Land shall equal the entire amount of such taxes multiplied by a fraction, the numerator of which is the rentable square feet contained within the Premises as of the date on which such taxes are due, and the denominator of which is the total rentable square feet contained within the Building as of the date on which such taxes are due. For purposes of this Paragraph IV(a), fair rental value shall be reasonably determined by Landlord, and rentable square feet shall be determined using the standard described in Paragraph I. If Real Property Taxes payable in respect of the Building or Land are calculated on a basis other than assessed value, then Landlord shall equitably determine Tenant's Proportionate Share thereof taking into consideration the method of allocation to be used when taxes are calculated based on assessed values. If the taxing authority permits the taxpayer to take a discount if Real Property Taxes are paid in full by a specified date, then Tenant shall be entitled to such discount if Tenant pays, as applicable, all Real Property Taxes, or Tenant's Proportionate Share of Real Property Taxes, at least three (3) business days before the date by which payment must be made to the taxing authority in order to qualify for such discount. Tenant may, with Landlord's consent, which consent shall not be unreasonably withheld, contest in good faith and at Tenant's sole cost and expense, any such Real Property Taxes as Tenant reasonably may deem invalid, and for such purpose Tenant may prosecute such appeals, suits, actions or other proceedings in Tenant's own name or in the name of the Landlord, or both, or defend such suits, actions or other proceedings for the collection of taxes and assessments in either case, as Tenant may deem appropriate. Tenant shall save harmless and indemnify Landlord from and against all losses, costs, expenses and damages, including Landlord's reasonable attorneys' fees incurred as the result of the prosecution or defense of such suits, actions or other proceedings. If it shall be determined in any such suits, actions or other proceedings, that any such Real Property Taxes constitute valid taxes or assessments, then and in that event, promptly after (if not before) the judgment or decree containing such determination shall have become final (either upon appeal or by reason of failure to appeal). Tenant shall fully pay and discharge such judgment or decree and shall cause it to be duly satisfied of record. Landlord shall, upon request of Tenant, cooperate with Tenant with respect to making, filing and prosecuting any such appeals, suits, actions or other proceedings and, if required to make the same effective, shall join therein. As used in this Lease, the term "Real Property Taxes" shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy, or tax (other than inheritance, personal income, or estate taxes) by any authority having the direct or indirect power to tax, including any city, county, state, or federal government, or any school, agricultural, sanitary, fire, street, drainage, or other improvement district thereof, as against any legal or equitable interest of Landlord in the Premises, or in any portion thereof, as against Landlord's right to rental or other income therefrom (but excluding Landlord's personal income taxes), and as against Landlord's business of leasing the land and building.


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               (b) Insurance. Subject to proration thereof as provided below,
Tenant shall pay Landlord all costs and expenses incurred by Landlord to procure and maintain policies of insurance pursuant to this Paragraph IV(1)(a). Landlord shall procure and maintain at all times during the Term of this Lease: a policy or policies of insurance covering loss or damage to the Premises in the amount of the full replacement value thereof (exclusive of Tenant's trade fixtures, non-standard tenant improvements, equipment and personal property), providing protection against all perils included within the classification of fire, extended coverage, all risk of loss as it relates to the standard insuring clause, loss of rental income, Landlord's risk liability coverage, and to the extent any mortgagee of the Building may require, coverage against such other hazards that are then commonly insured against for similar properties, provided such additional coverage is available at commercially reasonable cost. Such insurance shall provide for payment of loss thereunder to Landlord and/or the holder of any mortgages or deeds of trust or real estate contracts on the Land and/or Building.

               In addition to the foregoing coverage obtained by Landlord, Tenant shall procure and maintain at Tenant's sole cost and expense:

                    (I) Commercial general insurance in respect of the Premises and the conduct or operation of business therein, with Landlord, Landlord's managing agent, if any, and any mortgagee whose name and address shall previously have been furnished to Tenant, as additional named insureds, with limits of not less than $2,000,000 for bodily injury or death to any one person and $3,000,000 for bodily injury or death to any number of persons in any one occurrence, and $2,000,000 for property damage. All such insurance shall insure the performance by Tenant of the indemnity agreement as to liability for injury to, illness of, or death of persons and damage to property set forth in Paragraph IV(15)(b).

                    (II) Insurance covering Tenant's furniture, fixtures, equipment, and inventory in an amount equal to not less than one hundred percent (100%) of the full replacement value thereof and insuring against fire and all risk perils coverage as provided by a standard all risk coverage endorsement and the plate glass and all other glass that is the responsibility of the Tenant in the event of breakage from any cause.

     All liability insurance policies required to be carried by Tenant hereunder shall name Landlord as additional insured and shall be with companies and with loss-payable clauses satisfactory to Landlord, and certified copies or originals of policies or certificates evidencing such insurance shall be delivered to Landlord by Tenant prior to Tenant commencing occupancy and thereafter within thirty (30) days prior to each renewal thereof. Such certificate shall be from a company holding a "Best's Rating" of at least A: Class IX, shall indicate that the insurance policy is in full force and effect, and that the policy bears an endorsement that the same not be canceled or amended unless thirty (30) days prior written notice by U.S. Certified Mail of the proposed cancellation or amendment has been given to Landlord and any mortgagee of which Landlord has given Tenant notice prior to the date of such certificate. Each of said certificates of insurance and each such policy of insurance required to be maintained by Tenant hereunder shall expressly evidence insurance coverage as required by the Lease. All such policies shall be written as primary policies not contributing with and not in excess of coverage


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which Landlord may carry, and shall not have a "deductible" in excess of a commercially reasonable amount approved in advance by Landlord.

     For so long as the Brewery Lease remains in effect, Tenant shall pay or reimburse Landlord, within thirty (30) days following Landlord's written request therefor, the premium and any other cost incurred by Landlord in respect of the coverage required to be carried by Landlord under this Paragraph IV(1)(b); provided, however, that notwithstanding anything to the contrary contained herein, Tenant shall have the right to obtain bids from other insurance companies with a rating at least equal to the rating specified in the preceding Paragraph, for the insurance required to be carried by Landlord hereunder (and with the same scope of coverage as proposed by Landlord), and Tenant shall have the right to purchase, or cause Landlord to purchase, such insurance if the cost thereof will be less than the coverage proposed to be obtained by Landlord. If the Brewery Lease terminates or expires during the Term, from and after such expiration Tenant shall pay or reimburse Landlord, within fifteen (15) days following Landlord's written request therefore, Tenant's Share (defined below) of the premium and any other cost incurred by Landlord in respect of the coverage required to be carried by Landlord under Paragraph IV(1)(b). As used herein, "Tenant's Share" means the share allocated to the Premises by the insurance company issuing such coverage, if such an allocation has been made, but otherwise means the total of such premium and other costs multiplied by a fraction, the numerator of which is the total rentable square feet contained within the Premises, and the denominator of which is the total rentable square feet contained within the Building, subject to an equitable adjustment, as reasonably determined by Landlord, if there is any disproportionate risk assignment to the Premises or to the balance of the Building that affects the total premium costs for such insurance..

     Landlord and Tenant release each other, and their respective members, managers, partners, shareholders, directors, officers, and employees, from, and waive their entire claim of recovery for, any claims for damage to the Premises and the Building and to Tenant's alterations, trade fixtures and personal property that are caused by or result from fire, lightning or any other perils normally included in an "all risk" or "special causes of loss" property insurance policy whether or not such loss or damage is due to the negligence of Landlord, or its members, managers, partners, shareholders, directors, officers, or employees, or of Tenant, or its members, managers, partners, shareholders, directors, officers, or employees. Landlord and Tenant shall cause each insurance policy obtained by it to provide that the insurance company waives all right of recovery by way of subrogation against either party in connection with any damage covered by such insurance policy.

          (2) USE OF PREMISES: Tenant shall use the Premises for the purpose of operating an ale house and restaurant, together with associated uses for office space and storage. Any other use shall be subject to the prior written approval of Landlord, which shall not be unreasonably withheld, conditioned or delayed.

          (3) RESTRICTIONS ON USE:

               (a) Uses Excluded: Tenant will not make any unlawful use of the Premises, and will not suffer any strip or waste thereof, nor permit any objectionable noise or odor to escape or to be emitted from the Premises, or do anything or permit to be done anything upon or about the Premises in any way tending to create a nuisance; provided, however, that


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odors and noises customary in the restaurant business shall not be considered to be in violation of this clause, and provided, further, that it shall not be a violation of this clause for Tenant to conduct its permitted uses in a manner similar to that conducted by the previous occupant of the Premises, Portland Brewing Company.

               (b) Tenant Shall Not Permit Hazardous Substances Upon the Premises. Tenant will not itself, and will not suffer or permit its employees, agents, contractors or invitees in or about the Premises, Building or Land to use, generate, process, store, transport, handle, or dispose of, on, under, in, or from the Premises, the Building or the Land, any Hazardous Substances (as that term is defined in Paragraph IV(3)(e), below) in quantities or concentrations that exceed amounts allowed by, or in a manner that fails to comply with, applicable law.

               (c) Notification. Tenant shall immediately notify Landlord should Tenant (a) become aware of the existence of any Hazardous Substance on, in or under the Premises, the Building or Land, (b) receive any notice of, or become aware of, any actual or alleged violation with respect to the Premises, Building or Land, of any federal, state, or local statute, ordinance, rule, regulation, or other law pertaining to Hazardous Substances, or (c) become aware of any lien or action with respect to any of the foregoing. Tenant shall deliver to Landlord, promptly upon receipt, (i) copies of any documents received from the United States Environmental Protection Agency ("EPA") and/or any state, county, or municipal environmental or health agency concerning Tenant's ownership, use, or operations upon or in connection with the Premises; and (ii) copies of any documents submitted by Tenant to the EPA and/or any state, county, or municipal environmental or health agency concerning the Premises.

               (d) Inspection and Remedial Action. Landlord is hereby authorized to enter the Premises at reasonable times, and after reasonable notice, for the purpose of inspecting the Premises, to ascertain Tenant's compliance with all covenants made in this Paragraph IV(3). Upon Landlord's written request: (i) Tenant, through professional engineers approved by Landlord and at Tenant's cost, shall thoroughly investigate suspected Hazardous Substances contamination of the Premises, Building or Land, occurring after the Commencement Date, and caused by a breach of Tenant's covenant at Paragraph IV(3)(b), and (ii) Tenant shall forthwith take such remedial action with respect to any such contamination described in clause (i) as may be necessary to ensure that no such Hazardous Substances are present on the Premises or in the groundwater of the Premises, Building or Land in quantities or concentrations that exceed amounts allowed by applicable law. Tenant's obligations under this Paragraph shall arise upon Landlord's demand as provided herein, regardless of whether the EPA or any other federal, state, or local agency or governmental authority has taken or threatened any action in connection with the presence of any Hazardous Substance on, or release of any Hazardous Substance from, the Premises, Building or the Land. If Tenant shall fail promptly to discharge its obligations under this Paragraph, Landlord may, at its election, but without the obligation to do so, cause such investigation to be made or remedial action to be taken and/or take any and all other actions that Landlord may deem necessary or advisable to protect its interests or to avoid or minimize its liability for the existence of Hazardous Substances on the Premises, Building or the Land, or for a release thereof from the Premises, Building or Land. All amounts expended by Landlord under this Paragraph shall be payable by Tenant to Landlord upon demand.


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               (e) Definition of Hazardous Substance(s). The term "Hazardous
Substance" shall mean:

                         (i) "Hazardous substances", as defined by 40 CFR Part
302;

                         (ii) "Extremely hazardous substance", as defined by 40
CFR Part 355;

                         (iii) "Toxic chemicals", as defined by 40 CFR Part 372;

                         (iv) "Hazardous chemical" as defined by 29 CFR Section
1910.120, to the extent it is included in the employer's written Hazard Communication Program or in Material Safety Data Sheets that are located on site;

                         (v) "Hazardous Waste" as defined by applicable
administrative rules; and

                         (vi) Petroleum, including crude oil and any fraction
thereof.

               (f) Survival. Tenant's covenants set forth in this Paragraph IV(3) shall survive the termination of the Lease or any transfer by Tenant, by assignment or otherwise, of any or all right, title, or interest of Tenant in the Premises.

          (4) REPAIR AND MAINTENANCE:

               As used herein, the term "Common Maintenance Obligations" shall mean maintenance, repair and replacement of or to the following items in order to keep the Building and Land in at least as good condition as delivered to Tenant on the Commencement Date:

               (a) The roof structure, foundation and the other structural portions and/or elements of the Building.

               (b) All utility and building systems that do not serve the Premises exclusively or that extend beyond the exterior walls of the Premises, including, if applicable, any wiring and electrical systems; plumbing and drain pipes; heating, ventilating and air conditioning (HVAC) system; sprinkler systems; and sewer lines.

               (c) All driveways and parking areas, maintenance and repair of which shall include, without limitation, striping of parking lot spaces, maintenance of parking lot lighting, and resurfacing and repaving of paved areas as necessary to keep the same free of all settling, clear of standing water and in a safe, sightly and serviceable condition, free of chuck holes, fissures and cracks; and

               (d) The landscaped areas of the Land.

For so long as the Brewery Lease remains in effect, during the Term Landlord shall have no repair, replacement or maintenance obligations whatsoever, and Tenant shall perform all Common Maintenance Obligations and, in addition, Tenant shall maintain, repair and replace all nonstructural portions and/or elements of the Premises, as well as all non-structural portions and/or elements of the Building that are appurtenant to the Premises (including the exterior portions, of that part of the Building where the Premises is located) in at least as good condition as delivered to Tenant on the Commencement Date, including floors, ceilings, window glass, interior and exterior walls, roof (other than complete replacement thereof, which shall be a Common Maintenance Obligation) downspouts and gutters, doors, plumbing and electrical fixtures, all utility and building systems that are within and exclusively serve the Premises (including, as applicable, wiring and electrical systems, plumbing and drain pipes, and any sprinkler systems and sewer lines), any heating, ventilating and air conditioning (HVAC) system exclusively serving the Premises, and all sidewalks, railings and other exterior amenities abutting or exclusively serving the Premises. If the Brewery Lease expires or terminates during the Term, from and after such expiration, Landlord shall perform at its cost, but subject to reimbursement for a portion of the costs thereof from Tenant as hereafter provided, all Common Maintenance Obligations, but Tenant shall remain responsible for all other repair and maintenance obligations specified herein. The costs of maintenance, repair and replacement borne by Tenant under the preceding sentence shall equal the total of such costs (including a reasonable management fee) multiplied by a fraction, the numerator of which is the total rentable square feet contained within the Premises, and the denominator of which is the total rentable square feet contained within the Building, subject to an equitable adjustment, as reasonably determined by Landlord, if there is any disproportionate usage or consumption by Tenant or by any other tenant in the Building.

          (5) LOCAL LAW AND REGULATIONS: Tenant shall comply at Tenant's own expense with all ordinances, laws and regulations of any municipal, county, state, federal and other public authority respecting the use and operation of the Premises.

          (6) UTILITIES: Tenant shall pay for all heat, light, water, natural gas, power, trash collection and other services or utilities utilized on the Premises, and for all exterior lighting, including any lighting in the Parking Easement Area, during the Term. So long as Tenant is the only tenant in the Building, on the Land or in the Parking Easement Area, Tenant shall procure directly from each service provider all such utilities, and Tenant shall pay all costs thereof as and when due to the providers thereof. If the Brewery Lease expires or is terminated, Tenant shall arrange, before the effective date of such expiration or termination, and at Tenant's sole cost and expense, to have all utilities used in the Premises, on the Land or in the Parking Easement Area, separately metered to the Premises, and Tenant shall thereafter pay all costs of such utilities, as and when due directly to the providers thereof.

          (7) ALTERATIONS OR IMPROVEMENTS: Tenant shall make no alterations, additions, or improvements in or to the Premises, the Building or the Land (herein, "Tenant Improvements") without Landlord's prior written consent, to be granted or withheld pursuant to this Paragraph (IV)(7), and, if such consent is granted, then only contractors or mechanics that are approved by Landlord shall effect such Tenant Improvements.

               (a) Procedure for Approval. If Tenant wishes to make any Tenant Improvements to the Building or Land, or any Tenant Improvements to the Premises that either (a) are of a structural nature, or (b) involve a cost greater than $25,000.00, or (c) involve the roof, foundation, exterior walls, interior load-bearing walls or party walls of the Building (all of the foregoing are "Major Work"), Tenant shall submit to Landlord, for Landlord's written approval, a written description of the Major Work that Tenant proposes to perform together with detailed plans and specifications for such Major Work. If Tenant wishes to make any alterations, additions, or improvements to the Premises that do not constitute Major Work, Tenant shall submit to Landlord, for Landlord's written approval, a written description of such work. Reference herein to "structural work" or "work of a structural nature" shall have the meaning that such terms normally connote in the construction industry. By way of example, alteration of interior non-load bearing walls and partitions (except party walls shared by the Premises and another premises in the Building), alteration of ceilings, installation of wall coverings, painting, installation of rugs, and similar work shall not be deemed to constitute structural work; alteration to any exterior wall, load bearing wall, wall shared by the Premises and another premises in the Building, roof, plumbing system, heating, ventilation, and air conditioning system or similar work shall be deemed to be of a structural nature.

               (b) Standard for Approval. Landlord's approval of proposed work shall not be unreasonably withheld or delayed if such work (i) does not adversely affect, in Landlord's reasonable judgment, the appearance of the Premises and/or Building or the value of the Premises and/or Building, (ii) does not adversely affect, in Landlord's reasonable judgment, Landlord's ability to release the Premises, (iii) does not affect the structural integrity of the Building or its systems, (iv) conforms to the requirements of all building codes and any other applicable laws and regulations, and (v) can be performed and completed without materially disrupting the business or operation of the Building or of any other tenant of the Building. Tenant's failure to obtain Landlord's prior written consent to any proposed work shall constitute an Event of Default hereunder.

               (c) Compliance with Laws. All work done by Tenant shall be performed in full compliance with all laws, rules, orders and ordinances. Without limiting the generality of the foregoing: (i) Tenant, at its expense, shall obtain all necessary governmental permits and certificates for the commencement and prosecution of Tenant Improvements and for final approval thereof upon completion, and shall cause the Tenant Improvements work to be performed in compliance with all such permits and certificates, applicable laws and requirements of public authorities and with all applicable requirements of insurance, and (ii) Tenant shall be responsible for assuring that the Premises complies with any and all requirements of the Americans with Disabilities Act and any other Federal, State or local governmental agency requirements relating to Tenant's specific use of the Premises or Tenant's business operation. Landlord's approval or consent to any proposed work shall not be deemed a waiver of, or an opinion respecting, the compliance of the proposed work with the requirements of this Paragraph IV(7)(c).

               (d) Title to Improvements. All Tenant Improvements upon the Premises, including (without limiting the generality of the foregoing) all wall covering, built-in cabinet work, paneling, and the like shall, unless Landlord elects otherwise in writing, be the property of Landlord, and shall remain upon and be surrendered with the Premises as a part thereof at expiration or earlier termination of this Lease, except that Landlord may, by written notice to Tenant given at the time Landlord approves the same, require Tenant, at Tenant's cost,
(i) to remove any or all Tenant Improvements, and (ii) to repair all damage resulting from such removal. If Tenant fails to perform the foregoing, Tenant shall pay to Landlord all costs arising from Landlord's performance of the same, which shall be due and payable upon Landlord's demand.

               (e) Schedule/Manner of Work. All of Tenant's contractors, suppliers, workmen, and mechanics for any Tenant Improvements shall comply with such rules and conditions as Landlord may reasonably impose from time to time, which rules and conditions shall be enforced by Tenant at the discretion of Landlord. At any time any contractor, supplier, workman, or mechanic performing construction of any Tenant Improvements performs any work that may or does impair the quality, integrity, or performance of any portion of the Building, Tenant shall cause such contractor, supplier, workman, or mechanic to leave the Building and remove all his tools, equipment, and materials immediately upon written notice delivered to Tenant and Tenant shall reimburse Landlord for any repairs or corrections of any portion of the building caused by or resulting from the work of any contractor, supplier, workman, or mechanic performing any Tenant Improvements work. The quality of all Tenant Improvements to or involving structural, electrical, mechanical, life/safety, energy management, or plumbing systems in the Premises shall be at least equal to the quality of such systems as on the Commencement Date. In the event of any labor disturbance caused by persons employed by Tenant or Tenant's contractor, Tenant shall immediately take all actions necessary to eliminate such disturbance in connection with the construction of the Tenant Improvements.

               (f) Debris. Tenant will cause construction of any Tenant Improvements to be accomplished in a neat, clean, and workmanlike manner. Tenant shall not permit any trash, rubbish, or debris to accumulate in the Premises or the Building, and Tenant shall remove or cause to be removed all such trash, rubbish, and debris from the Premises and the Building and on a timely basis. Tenant shall be responsible for any additional costs incurred by Landlord for cleaning the Building or any portion thereof, and for removing any trash, rubbish, or debris therefrom to the extent caused by Tenant's construction of the Tenant Improvements.

               (g) Right of Entry/Inspection. At all times during the period of construction of any portion of any Tenant Improvements, Landlord and Landlord's architects and engineers shall have the right to enter upon the Premises to inspect the work of construction and the progress thereof. Tenant shall not close any work affecting any portion of the life safety, heating, ventilation, and air conditioning, plumbing, or electrical systems in the Premises or Building until the same has been inspected and approved by Landlord's engineers. No inspection or approval by Landlord's engineers of any such work shall constitute an endorsement thereof or any representation as to the adequacy thereof for any purpose or the conformance thereof with any governmental ordinances, codes, or regulations, and Tenant shall be fully responsible and liable therefor.

               (h) Insurance. In addition to the insurance requirements set forth in Section IV(b), during the period of construction of any Tenant Improvements, Tenant and Tenant's general contractor shall maintain worker's compensation, builder's all-risk and public liability insurance, and such other insurance as Landlord may reasonably require in commercially reasonable amounts. All policies shall have such coverage limits, and be underwritten by such companies, as Landlord shall approve, and shall name Landlord as an additional insured thereunder. Before the commencement of construction of any Tenant Improvements, Tenant and Tenant's general contractor must deliver certificates of all such insurance policies and such insurance policies must be approved by Landlord.

               (i) Non-Responsibility of Landlord; Indemnification. Tenant hereby acknowledges that Landlord shall have no responsibility whatsoever for the construction of any Tenant Improvements or for any defects therein. Tenant shall notify Landlord in writing no less than ten (10) days before the commencement of construction of any Tenant Improvements in order to afford Landlord an opportunity to post and record appropriate notices of non-responsibility. Tenant, at its expense, shall procure the cancellation or discharge of all notices of violation arising from or otherwise connected with Tenant Improvements work, or any other work, labor, services or materials done for or supplied to Tenant, or any other person claiming through or under Tenant, in or about the Premises or Building. Tenant shall defend, indemnify and save harmless Landlord and any mortgagee from and against any and all mechanics and other liens and encumbrances filed in connection with, and any other claims, charges, liabilities, obligations, penalties, causes of action, liens, damages, cost and expense (including attorneys fees) arising or incurred by or against Landlord and arising in connection with, the Tenant Improvements work, or any other work, labor, services or materials done for or supplied to Tenant, or any person claiming through or under Tenant, in or about the Premises, Land or Building. Tenant, at its expense, shall procure the satisfaction or discharge of record of all such liens and encumbrances of record within fifteen (15) days after the filing thereof; provided, Tenant may contest, in good faith and at its own expense, any notice of violation, or lien, provided Tenant posts for the protection of Landlord security in an amount and form acceptable to Landlord. Such indemnification obligation shall extend to all reasonable costs, attorneys' fees, and liabilities incurred in connection with the defense of any such claim (including appeals and petitions for review) or any action or proceeding brought thereon.

          (8) LANDLORD'S RIGHT OF ENTRY: It shall be lawful for Landlord, its agents and representatives, at any reasonable time during normal business hours, to enter into or upon the Premises for the purpose of examining the condition thereof, or any other lawful purpose pertinent to the administration of this Lease, provided that Landlord shall not unduly interfere with or prevent the operation of Tenant's permitted uses in the Premises by reason of any such entry.

          (9) NO ASSIGNMENT OR SUBLEASE: Tenant shall not sublease, assign, transfer, pledge, hypothecate, surrender or dispose of this Lease, or any interest herein, or permit any other person or persons whomsoever to occupy the Premises without the written consent of Landlord first being obtained in writing, which consent shall not be unreasonably withheld, conditioned or delayed. Permitted Assignees shall become directly liable to Landlord for all obligations of Tenant hereunder, but Tenant shall remain liable for the performance of all obligations owed to Landlord under this Lease. The instrument by which any permitted assignment or subletting consented to by Landlord is accomplished shall expressly provide that, in the case of an assignment, the assignee will perform and observe all the agreements, covenants, conditions and provisions to be performed and observed by Tenant under this Lease and that Landlord will have the right to enforce such agreements, covenants and conditions directly against such assignee. Tenant's interests, in whole or in part, cannot be sold, assigned, transferred, seized or taken by operation of law, or under or by virtue of any execution or legal process, attachment or proceedings instituted against Tenant, or under or by virtue of any bankruptcy or insolvency proceedings had in regard to Tenant, or in any other manner, except as mentioned herein.

     Anything contained in this Paragraph 9 or elsewhere in this Lease to the contrary notwithstanding, Landlord hereby consents to an assignment of this Lease, or a subletting of all or part of the Premises, to (a) the parent of Tenant or to a wholly-owned subsidiary of Tenant or of such parent, (b) any limited liability company, corporation or other entity into which or with which Tenant may be merged or consolidated, provided that the net worth of the resulting entity is at least equal to the net worth of Tenant on the date hereof, or (c) any entity to which Tenant sells all or substantially all of its assets as a going concern, provided that such entity expressly assumes all of Tenant's obligations hereunder. Transfer of all or any portion of the ownership of stock in Tenant shall not be deemed an assignment of this Lease if such transfer is made (x) pursuant to or in connection with an initial public offering or any subsequent offering of the stock of Tenant, or (y) once the stock of Tenant is publicly traded on a recognized public stock exchange.

          (10) LIENS: Tenant will not suffer or permit any lien of any kind, type or description to be placed or imposed upon the Building or Land, or any part thereof, but Tenant shall have the right to grant to its lenders security interests and liens on Tenant's personal property and inventory located in the Premises.

          (11) USE OF EXTERNAL WALLS: Tenant will not use the outside walls of the Premises, or allow signs or devices of any kind to be attached thereto or suspended therefrom, for advertising or displaying the name or business of Tenant or for any purpose whatsoever, without the written consent of Landlord, which consent shall not be unreasonably withheld. Signs and displays in place on the Commencement Date shall be deemed approved by Landlord.

          (12) FIXTURES AND ATTACHMENTS: All additions to or improvements upon the Premises, whether installed by Landlord or Tenant, shall be and become a part of the Building as soon as installed and shall be the property of Landlord, except for Tenant's trade fixtures and unless otherwise herein provided. Upon expiration or earlier termination of this Lease, Tenant shall, subject to any right of landlord's lien on the part of Landlord, be entitled to remove its movable trade fixtures, provided that in so doing Tenant shall promptly and at its own expense repair any injury to the Premises or Building resulting from the installation of or removal of the same so as to restore the Premises and Building as nearly as possible to their original condition at the time of Tenant's occupancy hereunder, subject only to reasonable wear and tear and damage by casualty.

          (13) DAMAGE OR DESTRUCTION.

               (a) Rights and Obligations.

                    (i) Obligation to Rebuild. If rentable area of the Building, or any portion thereof, is damaged, destroyed, or rendered untenantable due to fire or other casualty, and if

                         (A) the damage or destruction does not exceed
twenty-five percent (25%) of the insurable value of the Building,

                         (B) the Building and Premises are capable of being
repaired, reconstructed or restored within a period of ninety (90) days from commencement of such work, and

                         (C) Landlord will receive insurance proceeds sufficient
to cover the cost of such repairs, reconstruction or restoration,

then Landlord shall be obligated to restore the Building to a condition reasonably comparable to its condition prior to such casualty. In such event, this Lease shall remain in full force and effect, Rent shall be adjusted pursuant to Paragraph 13(b), below, Landlord will commence restoring that portion of the Building so damaged as soon as commercially practicable, and will diligently complete the restoration.

                    (ii) Right to Terminate. In the case of a casualty loss not described in Paragraph 13(a)(i), then within 30 days after such a casualty Landlord shall have the right to elect either to terminate this Lease or to restore the Building. Landlord shall make its election by written notice to Tenant within such 30 day period of time. If Landlord elects to terminate this Lease, the termination shall be effective 30 days after receipt of the notice by Tenant; provided, however, that Landlord shall not have the right to terminate this Lease if damage occurs to the Building but does not affect the Premises or Tenant's business operations in the Premises. If Landlord does not elect to terminate this Lease, then Rent shall be abated in accordance with Paragraph 13(b) and Landlord shall restore the Building in accordance with the requirements of Paragraph 13(a)(i).

                    (iii) Tenant's Property. If Landlord undertakes to repair the Building after an event of casualty, such restoration shall not include replacement of furniture, equipment, trade fixtures or other items of Tenant's property.

                    (iv) Late Term Casualty. Regardless of Paragraphs 13(a)(ii), if the casualty loss occurs within the last two (2) years of the Term, then within 30 days after such a casualty Tenant shall have the right to elect to terminate this Lease, exercised by notice in writing to Landlord given within such 30-day period.

               (b) Rent Abatement. If all or part of the Premises shall be damaged or destroyed or rendered untenantable as a result of fire or other casualty, the Base Rent shall be abated or reduced based on the number of square feet of space rendered untenantable, for the period from the date of the damage or destruction to the date the damage to the Premises shall be substantially repaired, or the date on which Tenant again uses the untenantable portion, whichever first occurs.

               (c) Interference with Tenant's Business. Tenant shall not be entitled to terminate this Lease and no damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Premises or of the Building pursuant to this Paragraph IV(13). The provisions of this Lease, including this Paragraph IV(13), constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises or any other portion of the Building, and any applicable State, federal or local law or ordinance with respect to any rights or obligations concerning damage or destruction, whether now or hereafter in effect, shall have no application to this Lease or to any damage to or destruction of all or any part of the Premises or any other portion of the Building.

               (d) Insurance on Tenant's Property. Landlord will not carry insurance of any kind on Tenant's property, and, except as provided by law or by reason of Landlord's breach of any of its obligations under this Lease, Landlord shall not be obligated to repair any damage to or replace any improvements paid for by Tenant, or any of Tenant's property. If Landlord elects to restore the Premises as provided in this Paragraph IV(13), Tenant shall use all proceeds from the insurance it carries on Tenant's property to restore Tenant's property on the Premises.

          (14) EMINENT DOMAIN.

               (a) Total Condemnation. If the whole of the Building or the Premises shall be taken by condemnation or in any other manner for any public or quasi-public use or purpose (including a sale under threat of condemnation), this Lease shall terminate as of the date of vesting of title on such taking (herein called "Date of Taking"), and the Base Rent shall be prorated and adjusted as Date of Taking.

               (b) Partial Condemnation. If a part of the Building or the Land shall be so taken, this Lease shall be unaffected by such taking, except that if twenty percent (20%) or more of the Premises shall be so taken and the remaining area of the Premises shall not be reasonably sufficient for Tenant to continue feasible operation of its business, Tenant may terminate this Lease by giving Landlord notice to that effect within ninety (90) days after the Date of Taking:

               (c) Effect of Termination or Continuation. This Lease shall terminate on the date that such notice from Tenant to Landlord shall be given, and the Base Rent shall be prorated and adjusted as of such termination date. Upon a partial taking this Lease shall continue in force as to the remaining part of the Premises, and the Base Rent shall be adjusted according to the rentable area remaining.

               (d) Award. Landlord shall be entitled to receive the entire award or payment in connection with any taking without deduction therefrom for any estate vested in Tenant by this Lease and Tenant shall receive no part of such award. Tenant shall have no claim against Landlord or the condemning authority for the unexpired portion of the Lease term. Nothing contained in this Paragraph IV(14) shall be deemed to prevent Tenant from making a claim in any condemnation proceeding for moving expenses or the value of any fixtures or furnishings installed by Tenant at its sole expense and which are included in the taking.

               (e) Temporary Taking. A temporary taking (or transfer in lieu thereof) of any portion of the Premises by any authorized authority shall not cause a termination of this Lease, but Tenant shall be entitled to a rent reduction or abatement during the period its possession is interfered with because of any such taking of the Premises. Such rent reduction or abatement shall equal the lesser of the Rent that would have been payable by Tenant during the period of such temporary taking or an amount equal to the award paid by the condemning authority for such taking. If the taking is for a period of longer than one year, or for an indefinite period that extends beyond one year, either Landlord or Tenant may elect to terminate this Lease by notice to the other given within thirty (30) days after the event giving rise to the right of termination. No temporary taking of the Land or of any portion of the Building not including the Premises shall give Tenant the right to any rent abatement, reduction, or lease termination.

          (15) LANDLORD'S SELF-HELP RIGHTS; LIABILITY AND INDEMNIFICATION.

               (a) Landlord's Right to Cure. If Tenant fails to pay or perform any of its obligations under this Lease, Landlord may, without waiving or releasing Tenant from its obligations hereunder, but shall not be required to, pay or perform such obligations on Tenant's behalf upon ten (10) days notice to Tenant (except where, in Landlord's opinion, an emergency exists, in which event no notice shall be required), and Tenant shall reimburse or pay promptly to Landlord the reasonable cost thereof as Additional Rent. "Reasonable cost," as used in this Section 17, means Landlord's actual out-of-pocket costs to effect such cure plus fifteen percent (15%) to cover overhead, administrative and collection charges. There shall be no abatement of Rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from Landlord's exercise of its rights under this Paragraph IV(15).

               (b) Tenant's Indemnity. As between Landlord and Tenant, and except to the extent provided in Paragraph IV(1)(b) and to the limited extent otherwise provided in this Paragraph IV(15)(b), Landlord shall not be liable for injury to any person, or for the loss of or damage to any property (including property of Tenant) occurring in or about the Premises from any cause whatsoever. Tenant hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises, from any cause whatsoever except that which is caused by (i) the failure of Landlord to observe any of the terms and conditions of this Lease where such failure has persisted for an unreasonable period of time after Tenant has given Landlord written notice of such failure, or (ii) the negligence or willful misconduct of Landlord. Tenant hereby indemnifies and holds Landlord harmless, and shall defend Landlord, from and against any and all claims, charges, liabilities, obligations, penalties, causes of action, liens, damages, costs and expenses (including attorneys' fees) arising, claimed, charged or incurred against or by Landlord and arising from or in connection with: (a) Tenant's use or occupancy of, or any activity, work or other thing done, permitted or suffered by Tenant on or about, the Premises, whether before, after or during the Term, (b) any breach or default in the performance of any obligation on Tenant's part to be performed under this Lease, or (c) any act or omission of Tenant, or any officer, contractor, agent, employee, guest, licensee, or invitee of Tenant, on or about the

Premises, Building or Land. Such indemnification obligation shall extend to all costs, attorneys' fees, and liabilities incurred in connection with the defense of any such claim (including appeals and petitions for review) or any action or proceeding brought thereon.

               (c) Limit on Landlord's Liability. Landlord and its agents shall not be liable for any loss or damage to persons or property resulting from fire, explosion, falling plaster or other material, steam, gas, electricity, or from bursting, overflowing, or leaking of water, water or rain which may leak from or into any part of the Premises or from pipes, appliances or plumbing works therein or from the roof, street or subsurface or from any other place, from dampness, from electrical wiring, circuitry, power surges, overloads, spiking or interruption of any kind, from air conditioning equipment, or from gas or odors, sprinkler leakage, or from any other cause whatsoever, unless caused by or due to the negligence or willful misconduct of Landlord, its agents, invitees, servants or employees. Landlord and its agents shall not be liable for interference with the light, air, or other incorporeal hereditaments or for any latent defect in or on the Premises or the Building. Tenant shall give prompt notice to Landlord in case of casualty or accidents on or about the Premises.

               (d) Defense of Claims. In case any action or proceeding shall be brought against Landlord by reason of a claim covered by the provisions of Paragraph IV(15)(d), Tenant, upon notice from Landlord, shall defend the same at Tenant's expense, by counsel approved in writing by Landlord.

          (16) DEPOSIT: Contemporaneously with Tenant's execution and delivery of this Lease, Tenant shall deposit with Landlord an amount equal to the first full month's Base Rent, such amount to be held by Landlord during the Term as security for Tenant's performance of its obligations hereunder. If Tenant fails to make any payment when due under this Lease, or otherwise defaults with respect to any provision of this Lease, Landlord may use, apply or retain all or any portion of said deposit for the payment of such obligation or default, or for the payment of any other sum to which Landlord may be become obligated by reason of Tenant's default, or to compensate Landlord for any loss or damage that Landlord may suffer thereby. If Landlord so uses or applies all or any portion of said deposit, Tenant shall, within ten (10) days after written demand therefor from Landlord, deposit cash with Landlord in an amount sufficient to restore said deposit to the full amount stated in this Paragraph IV(16), and Tenant's failure to do so shall constitute an Event of Default under this Lease. If Tenant performs all of Tenant's obligations hereunder, Landlord shall return said deposit (or so much thereof as has not theretofore been applied by Landlord as permitted under this Paragraph IV(16)) within sixty (60) days following the date of expiration of the Term or the date on which Tenant has vacated the Premises. Landlord shall not be required to keep said security deposit separate from its general funds, and Tenant shall not be entitled to interest on said deposit. Landlord shall be entitled to deliver the funds constituting the deposit hereunder to any purchaser of Landlord's interest in the Premises, whether by sale, foreclosure, deed in lieu of foreclosure, or otherwise, and upon such delivery, Landlord shall be discharged from any further liability with respect to said deposit.

          (17) TRANSFER BY LANDLORD: The term "Landlord," as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners, at the time in question, of the fee title of the Premises or the tenants under any ground lease, if any. In the event of any transfer, assignment, or other conveyance or transfers of any such title, Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall, provided it also transfers the security deposit to the transferee, be automatically freed and relieved from and after the date of such transfer, assignment, or conveyance of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed. Without further agreement, the transferee of such title shall be deemed to have assumed and agreed to observe and perform any and all obligations of Landlord hereunder, during its ownership of the Premises. Landlord may transfer its interest in the Premises without the consent of Tenant and such transfer or subsequent transfer shall not be deemed a violation on Landlord's part of any of the terms and conditions of this Lease.

          (18) DELIVERY ON TERMINATION: At the expiration of said term or upon any sooner termination hereof, Tenant will quit and deliver up the Premises and all future erections and additions to or upon the same, to Landlord, peaceably, quietly, broom clean and in at least as good order and condition, reasonable use and wear thereof, damage by fire and the elements alone excepted, as existing at the Commencement Date.

          (19) PARKING: For so long as the Brewery Lease is in effect, Tenant shall have the right to use all parking areas on the Land and in the Parking Easement Area. If the Brewery Lease expires, or is terminated before expiration of the Term, then Landlord may thereafter equitably allocate such parking areas between Tenant and any other tenant in the Building, and Tenant's use of such areas shall be restricted in accordance with such allocation.

          (20) LIMITED RESTRICTION: If the Brewery Lease expires or terminates before expiration of this Lease, and provided that

               (a) such termination is not attributable to a tenant default thereunder, and

               (b) there exists hereunder no Event of Default, nor any event or circumstance that could ripen into an Event of Default,

               then, Landlord shall not, during the Term, permit the space that is subject to the Brewery Lease, or any portion thereof, to be used for the manufacture, marketing, promotion, sale or distribution of any soda or alcoholic beverage (other than whisky or other spirits), unless Landlord shall have first obtained Tenant's prior written consent thereto, which consent shall not be unreasonably withheld, conditioned or delayed.

                                       V.

                              DEFAULTS AND REMEDIES

          (1) EVENTS OF DEFAULT: In addition to events described elsewhere in this Lease as constituting a "default" or an "Event of Default," the occurrence of any one or more of the following events shall constitute an Event of Default hereunder by Tenant:

               (a) Tenant's failure to make any payment of Rent hereunder as and when due, where such failure shall continue for a period of five (5) business days after Tenant's receipt of written notice thereof; provided, that no such notice shall be required more frequently than twice in any consecutive 12-month period and, where no notice is required, an Event of Default shall arise automatically upon the due date for the payment of Rent if Rent is not timely paid;

               (b) Tenant's failure at any time to carry insurance, with the coverage and in the amounts, required to be carried pursuant to this Lease;

               (c) Tenant's failure to observe or perform any of the other covenants or provisions of this Lease to be observed or performed by Tenant, where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant (unless this Lease elsewhere provides that such failure alone constitutes an Event of Default hereunder upon its occurrence). If the nature of Tenant's default is such that more than 30 days are reasonably required for its cure, then an Event of Default shall not be deemed to occur if Tenant shall commence such cure within said 30-day period and shall thereafter diligently prosecute such cure to completion, but in no event shall such default extend beyond ninety (90) days. Once notice of default has been given, no additional notice shall be required in order for Landlord to exercise remedies under Paragraph V(2) by reason of a recurrence or continuation of such default; or

               (d) If (i) Tenant or any guarantor of Tenant's obligations hereunder shall make any general assignment for the benefit of creditors; (ii) a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy shall be filed by or against Tenant or any such guarantor (unless the same is dismissed within 30 days);
(iii) a trustee or receiver is appointed to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within 30 days; or (iv) substantially all of Tenant's assets located at the Premises, or of Tenant's interest in this Lease, is attached, executed upon, or otherwise judicially seized, where such seizure is not discharged within 30 days.

          (2) REMEDIES: Upon the occurrence of an Event of Default, Landlord may exercise any one or more of the remedies set forth in this Paragraph V, or any other remedy available under applicable law or contained in this Lease.

               (a) Re-Entry. Landlord or Landlord's agents and employees may immediately or at any time thereafter re-enter the Premises, or any part thereof, peaceably but using such reasonable force as may be required, and without judicial process, or by any suitable action or proceeding at law, and may repossess the Premises, and may remove any persons, fixtures or chattels therefrom, to the end that Landlord may have, hold and enjoy the Premises. In the event of any such retaking of possession of Premises by Landlord, Tenant shall remove all personal property located thereon and upon failure to do so upon demand of Landlord, Landlord may in addition to any other remedies allowed by law, remove and store the same in any place selected by Landlord, including but not limited to a public warehouse, at the expense and risk of Tenant. If Tenant shall fail to pay all sums due hereunder together with the cost of storing any such property within thirty (30) days after it has been stored, Landlord may sell any or all of such property at public or private sale and shall apply the proceeds of such sale first, to the cost of such sale; second, to the payment of the charges and expenses for reentry, removal and storage; third, to the payment of any other sums of money that may be due from Tenant to Landlord under the terms of this Lease; and the balance, if any, to Tenant. Tenant hereby waives all claims for damages that may be caused by Landlord's re-entering and taking possession of Premises or removing and storing or selling the property of Tenant as herein provided, and will indemnify, defend and save Landlord harmless from loss, costs or damages to Tenant occasioned thereby, and no such re-entry shall be considered or construed to be a forcible entry. RE-ENTRY OR TAKING POSSESSION OF SAID PREMISES BY LANDLORD SHALL NOT BE CONSTRUED AS AN ELECTION ON ITS PART TO TERMINATE THIS LEASE UNLESS A WRITTEN NOTICE OF SUCH INTENTION IS GIVEN TO TENANT.

               (b) Continue the Lease. Landlord may elect to continue this Lease in effect, whether or not Tenant shall have abandoned or Landlord shall have re-entered the Premises. In such event Landlord shall be entitled to enforce all Landlord's rights and remedies under this Lease, including the right to recover the Rent as the same may become due hereunder and to recover damages from Tenant in accordance with the provisions of this Paragraph V.

               (c) Terminate Lease. Terminate Tenant's right to possession and use of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord and shall pay Landlord damages as provided at this Paragraph V.

               (d) Monetary Damages and Recovery. Tenant shall have full liability for payment of all damages directly or indirectly suffered by Landlord which are proximately caused by any default or breach under this Lease, whether or not such default or breach is declared by Landlord, and such elements of damage and recovery by Landlord from Tenant shall specifically include, but not be limited to:

                    (i) the worth at the time of award of any unpaid Rent which had been earned at the time of such termination of the Lease or possession; plus

                    (ii) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination of the Lease or possession until the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided; plus

                    (iii) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; plus

                    (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or that in the ordinary course of things would be likely to result therefrom, including but not limited to, all legal expenses and other related costs incurred by Landlord following Tenant's default; that portion of any leasing commission paid by Landlord as a result of this Lease which is attributable to the unexpired portion of this Lease; all costs incurred by Landlord in restoring the Premises to the order and condition delivered to Tenant at the Commencement Date, or in ordinary and customary repairs in preparing the Premises for reletting; all other ordinary, customary and reasonable costs incurred by Landlord in reletting the Premises, including, without limitation, any brokerage commissions, legal fees and the value of Landlord's time, and Default Interest and late charges as elsewhere herein provided. Landlord shall mitigate its damages as required by law, and shall not be entitled to duplicative recovery of costs from both the new tenant and Tenant, but Landlord shall not be obligated to relet the Premises to a particular tenant, or, in the event of any such reletting, for refusal or failure to collect any rent due upon such reletting; and no such refusal or failure shall operate to relieve Tenant of any liability under this Lease or otherwise affect any such liability. Landlord at its option and at its own cost may make such physical changes to the Premises as Landlord, in its sole discretion, considers advisable or necessary in connection with any such reletting or proposed reletting, without relieving Tenant of any liability under this Lease or otherwise affecting Tenant's liability. If there is other unleased space in the Building, Landlord shall have no obligation to attempt to relet the Premises prior to leasing such other space in the Building.

               (e) Form of Action for Damages. To the extent permitted under state law, Landlord may sue periodically for damages as they accrue without barring a later action for further damages. If the Lease or possession is terminated and the Premises are subsequently re-let, no portion of the rents from such new Lease that is in excess of the contracted rent hereunder shall be treated as an offset to monies owed by defaulting Tenant. All unpaid Rent after its due date shall bear interest from the date due at the Default Rate in addition to any late charges and administration costs related to such delinquency, whether or not a default is declared.

               (f) Deposit. Landlord may apply any deposit held pursuant to Paragraph IV(16), or pursuant to or in connection with any guarantee of Tenant's obligations under this Lease, in payment of any sums due from Tenant hereunder.

          (3) CUMULATIVE REMEDIES: The remedies provided for in this Lease are cumulative and in addition to any other remedy available to Landlord at law or in equity. In the event of a breach by Tenant, of any of its obligations under this Lease, Landlord shall also have the right to obtain an injunction and any other appropriate equitable relief.

          (4) TERMINATION: Even though Tenant has breached this Lease, Tenant's contractual obligations under this Lease shall continue in effect for so long as Landlord does not terminate the same (and even though Landlord may have terminated Tenant's estate and right to possession) by written notice to Tenant, and Landlord may enforce all its rights and remedies under this Lease, including the right to recover the Rent as it becomes due under this Lease. Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's rights to possession unless written notice of termination is given by Landlord to Tenant.

                                       VI.

                                 OPTION TO RENEW

          Subject to the conditions stated in this Paragraph VI, Tenant shall have two options to extend this Lease for additional five (5) year terms (each, a "Renewal Term"). Each such Renewal Term shall commence the day following expiration of, as applicable, the initial Term or the preceding Renewal Term, and shall be for a Base Rent determined pursuant to Paragraph VI(1), below, and otherwise on and subject to all of the terms and conditions set forth in this Agreement. Tenant may exercise the option granted hereby by written notice to Landlord if, but only if, all of the following conditions are satisfied:

               (a) Tenant shall have given such notice not less than one hundred eighty (180) days before the last day of the initial Term or Renewal Term to be extended;

               (b) At the time that Tenant gives such notice, and at the commencement of the Renewal Term, there shall not exist hereunder any Event of Default of Tenant.

     Subsequent references to the "Term" of this Lease shall include the Term and the Renewal Term(s), if any, for which Tenant effectively exercises the foregoing option. If all of the conditions stated to efficacy of the foregoing option are not timely satisfied, then this Lease shall expire on the last day of, as applicable, the expiring initial Term or Renewal Term. As of the date each Renewal Term begins, this Lease shall be deemed modified in the manner set forth above, without the necessity of any further agreement or document; provided, however, that either party to this Lease shall, upon request of the other party, execute, acknowledge, and deliver an instrument evidencing such renewal and modification of this Lease.

          (1) RENEWAL TERM BASE RENT: Base Rent for any Renewal Term shall be established by agreement of the parties or, if they cannot agree by 120 days prior to the commencement date of the Renewal Term, then Base Rent for the Renewal Term shall be established pursuant to the terms of this Paragraph VI(1). If the parties are not able to agree upon the then fair market rental value of the Premises on or before the 120th day prior to the commencement of the Renewal Term, then not later than the 90th day prior to the commencement of the Renewal Term, each party shall submit to the other a written final offer setting forth the then fair market rental value of the Premises (including any adjustments in Base Rent that may apply during the Renewal Term). The written notice of the fair market rental value shall also be accompanied by a list of three qualified MAI appraisers, experienced in determining fair market rental values of similar commercial properties in the Portland, Oregon, metropolitan area. Each party shall have the right to strike one candidate from the list submitted by the other party. The resulting four names shall then be placed in a vessel and one MAI appraiser shall be selected at random. The MAI appraiser so selected (the "Appraiser") need not necessarily conduct an appraisal, but rather shall, using whatever means (including an appraisal) the Appraiser deems reasonable, select, as between the two final offers submitted by the parties, that final offer that sets forth a fair market rental value that is closest to the actual fair market rental value as the same may be determined by the Appraiser using whatever means (including an appraisal) the Appraiser deems reasonable. The decision of the Appraiser shall be final and binding on the parties and shall establish the Base Rent for the Renewal Term. The cost of the

Appraiser's fee shall be paid by the party whose final offer was not selected by the Appraiser as the then fair market rental value.

                                       VII

                                    HOLD OVER

          If Tenant holds over after the Expiration Date or earlier termination of the Term without the express written consent of Landlord, Tenant shall become a tenant at sufferance only, at a rental rate equal to two hundred percent (200%) of the Base Rent in effect upon the date of such expiration or termination (prorated on the basis of a thirty-day month and actual days elapsed), and otherwise subject to the terms, covenants, and conditions herein specified, so far as applicable. Acceptance by Landlord of rental after such expiration or earlier termination shall not result in a renewal or extension of this Lease. The foregoing provisions of this Paragraph VII are in addition to and do not affect Landlord's right of re-entry or any rights of Landlord hereunder or as otherwise provided by law.

                                      VIII.

                                  ATTORNEY FEES

          In the event of arbitration, suit or action hereon, the prevailing party shall be entitled to recover such sums as a trial court may adjudge reasonable as attorney fees herein, and in the event any appeal is taken from any judgment or decree in such suit or action, the prevailing party shall be entitled to recover such further sum as the appellate court shall adjudge reasonable as attorney fees on such appeal. This right shall apply to any legal proceeding, including any proceeding under the U.S. Bankruptcy Code and any arbitration proceeding. The term "attorneys fees" shall be construed to include the reasonable fees of attorneys, paralegals, expert witnesses including accountants, appraisers and brokers, and all other fees, costs, and expenses actually incurred, and reasonably necessary, in connection with the conclusion of those proceedings, to be determined and awarded by the judge or arbitrator actually resolving the issues pending between the parties.

                                       IX.

                                     NOTICES

          Any notices, demands, or other communications to be given under this Agreement shall be in writing and personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the parties at the addresses listed below, or at such other addresses as the parties may from time to time designate in writing. All notices shall be deemed received on the date delivered, if personally delivered, or the date delivery is officially recorded on the return receipt, if sent by certified mail.

          If to Landlord: Mac Tarnahan Limited Partnership
                          11416 SW Lynnridge Ave

                          Portland, OR 97225
                          Attn: Scott MacTarnahan

          with copy to:   Parisi & Parisi, P.C.
                          Suite 100 The Annand Building
                          1630 S.W. Morrison Street
                          Portland, Oregon 97205
                          Attn: Robin B. Parisi, Esq.

          If to Tenant:   PBC Aqquisition, LLC
                          c/o Pyramid Breweries Inc.
                          91 South Royal Brougham Way
                          Seattle, WA 98134
                          Attention: Chief Financial Officer

                                       X.

                   SUBORDINATION; ATTORNMENT; QUIET ENJOYMENT

(1) SUBORDINATION, NONDISTURBANCE: Landlord represents and warrants to Tenant that Landlord is the fee owner of the Land and Building, and that the only mortgage lien encumbering the Land and Building is set forth in that certain Deed of Trust dated ___________________ and recorded in the records of Multnomah County, Oregon under Recording No. ___________________, in which Sterling Savings Bank is the beneficiary ("Lender"). Contemporaneously with the execution of this Lease by Landlord and Tenant, Lender and Tenant have executed and delivered a subordination, nondisturbance and attornment agreement (the "Initial SNDA"). This Lease, and all rights of Tenant hereunder, are and shall also be, upon the election of the holder thereof, but subject to the quiet enjoyment provisions of Paragraph X(3), below, subject and subordinate to all mortgages, trust deeds and other financing and security instruments ("Mortgages"), that may hereafter affect the Premises, and to all renewals, modifications, replacements and extensions of any such Mortgages. This Paragraph shall be self-operative, and no further instrument of subordination shall be required to effect a subordination hereunder; provided, however, that in confirmation of such subordination Tenant shall promptly execute, acknowledge or deliver any instrument that Landlord or any such mortgagee may reasonably request to evidence such subordination. A request that Tenant execute an instrument substantially equivalent to the SNDA shall be deemed reasonable.

          (2) ATTORNMENT: If the interest of Landlord under this Lease is transferred, whether through possession, foreclosure or delivery of a new lease or deed, then at the request of such party so succeeding to Landlord's rights (herein called "Successor Landlord"), and subject to compliance with the subordination, nondisturbance and attornment agreement between Tenant and Lender executed contemporaneously herewith (or with any subordination, nondisturbance and attornment agreement hereafter entered as contemplated at Paragraph (X)(1)), Tenant shall attorn to and recognize such Successor Landlord as Tenant's Landlord under this Lease and shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment. Upon such request for attornment, Tenant's rights hereunder shall continue in full force and effect as a direct Lease between the Successor Landlord and Tenant upon all of the terms, conditions and covenants as set forth in this Lease so long as Tenant is not in default.

          (3) QUIET ENJOYMENT: So long as Tenant pays all Rents and complies with all of the terms and conditions of this Lease, Tenant shall peaceably and quietly have, hold and enjoy the Premises. This covenant shall, subject to the provisions of this Lease, be binding upon the subsequent successors in interest of Landlord's interest in this Lease including those to whom Tenant is subordinate and/or to whom Tenant agreed to attorn pursuant to Paragraphs XI(1) and (2).

          (4) ESTOPPEL CERTIFICATES: Within ten (10) days following any written request that Landlord may make from time to time, Tenant shall execute and deliver to Landlord and/or any prospective mortgagee or purchaser designated by Landlord, a statement certifying: (a) the date of commencement of this Lease;
(b) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications hereto, that this Lease is in full force and effect, and stating the date and nature of such modifications); (c) the date to which the rental and other sums payable under this Lease have been paid; (d) that there are no current defaults under this Lease by Landlord except as specified in such statement; and (e) such other factual matters concerning this Lease as may be reasonably requested. Landlord and Tenant intend that any statement delivered by Tenant pursuant to this Section may be relied upon by any mortgagee, beneficiary, purchaser, or prospective purchaser of the Premises or any interest therein. Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in the Landlord's performance, and (iii) that no more than one month's rental has been paid in advance. If Landlord desires to finance or refinance the Premises, or any part thereof, Tenant shall, within ten
(10) days following Landlord's request therefor, deliver to any lender designated by Landlord such financial information of Tenant as may be requested by such lender and as may be reasonably available, provided, that if such financial information is confidential, Landlord and such lender, as a condition to disclosure thereof, shall have executed and delivered to Tenant a commercially reasonable non-disclosure agreement in form and substance reasonably acceptable to Tenant. All such information shall be received in confidence and shall be used only for the purpose herein set forth.

          (5) MORTGAGEE PROTECTION: If there occurs any default on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgage covering the Premises of whom Landlord has notified Tenant, and shall offer such beneficiary or mortgagee a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure, provided the beneficiary or mortgagee commences the cure within sixty (60) days and diligently prosecutes the cure to completion.

          (6) MODIFICATION FOR LENDER: If, in connection with obtaining construction, interim, or permanent financing related to the Premises, a lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay, or defer its consent thereto provided that such modifications do not in any way adversely increase Tenant's obligations, or decrease Tenant's rights, hereunder.

                                       XI.

                            MISCELLANEOUS PROVISIONS

          (1) SUCCESSORS OR ASSIGNS: Except as otherwise provided herein, all the terms, conditions, covenants and agreements of this Lease shall extend to and be binding upon Landlord, Tenant and their respective heirs, administrators, executors, successors, subtenants, concessionaires, assigns and marital communities, if any, and upon any person or persons coming into ownership or possession of any interest in the Premises by operation of law or otherwise.

          (2) INTEREST ON PAST DUE OBLIGATIONS: Any amount due from Tenant to Landlord hereunder which is not paid within five (5) business days after the date when due shall bear interest at the Default Rate from the date due until paid, but the payment of such interest shall not excuse or cure any default by Tenant, and interest shall be compensation for the loss of Tenant's use of the past due funds, and shall be in addition to late or delinquent charges which are reimbursements for administrative costs associated with collecting and processing such past due amounts. An administrative charge of $25.00 will be assessed for any check from Tenant which is returned for any reason.

          (3) TERMS AND HEADINGS: The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. Words used in any gender include other genders. The Section headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

          (4) TIME: Except as otherwise specifically provided herein, time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

          (5) AMENDMENTS: No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest.

          (6) PARTIAL INVALIDITY: If any term, covenant, or condition of this Lease or the application thereof to any person or circumstance is, to any extent, invalid or unenforceable, the remainder of this Lease, or the application of such terms, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

          (7) RECORDING: Tenant shall not record or file this Lease, or any assignment or security document pertaining to this Lease or all or any part of Tenant's interest therein without the prior written consent of Landlord, which consent may be subject to such conditions as Landlord shall deem appropriate. However, upon the request of Landlord or Tenant, both parties shall execute a memorandum or "short form" of this Lease for the purposes of recordation in a form customarily used for such purposes. Said memorandum or short form of this Lease shall describe the parties, the Premises and the Lease Term (including the renewal options), shall recite Tenant's rights in and to the Parking Easement Area and also be recorded against the Parking Easement Area, and shall incorporate this Lease by reference.

          (8) ENTIRE AGREEMENT: This Lease embodies the entire agreement and understanding of the parties hereto as to the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants, or undertakings other than those expressly set forth or referred to in such documents. This Lease supersedes all prior agreements and understandings among the parties with respect to the subject matter hereof.

          (9) SURVIVAL OF OBLIGATIONS: The covenants, duties, and obligations of Tenant contained herein that by their nature do not depend upon Tenant's possession of the Premises, shall survive the expiration or earlier termination of this Lease and such expiration or termination shall not excuse Tenant from the full performance thereof.

          (10) GUARANTY: This Lease shall not be effective until the Guaranty appended to this Lease has been executed and delivered to Landlord by the guarantor named therein.

     IN WITNESS WHEREOF, the parties have executed this Lease on the Effective Date.

LANDLORD:                               MACTARNAHAN LIMITED PARTNERSHIP, DBA
                                        HARMER COMPANY, an Oregon limited
                                        partnership

                                        By: HARMER MILL & LOGGING SUPPLY CO., an
                                            Oregon corporation, General Partner


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

TENANT: PBC ACQUISITION, LLC, a Delaware limited liability company


                                        By:
                                            ------------------------------------
                                        Its:
                                             -----------------------------------

                                    EXHIBIT A

                          PARKING EASEMENT DESCRIPTION

Beginning at the Northeast corner of Lot 12, Block 4 of the Plat of INDUSTRIAL CENTER, located in Township 1 North, Range 1 East of the Willamette Meridian, in the City of Portland, County of Multnomah and State of Oregon, said point at the intersection of the Southerly right-of-way of NW Industrial Street and the Westerly right-of-way of NW 29th Avenue; thence South 0 degrees 38' 03" West along Westerly right-of-way of NW 29th Avenue, a distance of 233.38 feet; thence North 89 degrees 20' 48" West, 162.48 feet; thence North 0 degrees 39' 37" East
18.06 feet; thence North 89 degrees 24' 55" West, 18.79 feet; thence South 0 degrees 49' 41" West, 8.90 feet; thence North 89 degrees 10' 29" West, 11.23 feet; thence South 2 degrees 23' 09" West, 4.89 feet; thence North 87 degrees 43' 31" West 10.91 feet; thence North 0 degrees 55' 53" West, 7.99 feet; thence North 89 degrees 10' 29" West, 21.06 feet; thence South 57 degrees 53' 33" West,
15.41 feet; thence North 89 degrees 18' 04" West, 59.59 feet to the Easterly right-of-way of NW 30th Avenue; thence North 0 degrees 43' 31" East along said right-of-way a distance of 212.91 feet to the Southerly right-of-way of NW Industrial Street; thence North 87 degrees 32' 46" East along said right-of-way a distance of 297.50 feet to the point of beginning.

                                    EXHIBIT B

                                  BUILDING PLAN

                                 LEASE GUARANTEE

The undersigned executes and delivers this Guarantee (this "Guarantee") in consideration, and as an inducement for the granting, execution and delivery, of that certain Lease covering Premises located at 2730 NW 31st Avenue, Portland, Oregon, dated July 31, 2004 (the "Lease"), between MACTARNAHAN LIMITED PARTNERSHIP, dba HARMER COMPANY, an Oregon limited partnership, the Landlord therein named ("Landlord") and PORTLAND BREWING COMPANY, an Oregon corporation, the Tenant therein named ("Tenant"), the Tenant's interest under which is being assigned, contemporaneously herewith, to __ _______________, and in further consideration of the sum or One Dollar ($1.00), and other good and valuable consideration paid by Landlord to the undersigned. PBC Acquisition, LLC, a Delaware limited liability company. Terms with initial capitals used in this Guarantee shall, if not defined herein, have the meanings given them in the Lease.

     The undersigned ("Guarantor") hereby guarantees to Landlord, its successors and assigns,

     (a) the full and prompt payment of Rent and of any and all other sums and charges payable by the Tenant, its successors and assigns under the Lease including, without limitation, all sums payable by Tenant in respect of its indemnity obligation under Paragraph IV(15)(b) of the Lease, upon an Event of Default under Paragraph V of the Lease, and/or in respect of Landlord's costs and attorneys fees under Paragraph VIII of the Lease; and

     (b) the full performance and observance of all of the other covenants, terms, conditions and agreements therein provided to be performed and observed by the Tenant, its successors and assigns;

(the obligations guaranteed under the foregoing clauses (a) and (b) are herein referred to as the "Guaranteed Obligations"). Guarantor hereby covenants and agrees to and with Landlord, its successors and assigns:

     1. If Tenant, its successors or assigns, shall at any time default in payment or other performance of the Guaranteed Obligations, Guarantor shall forthwith pay such Rent and other sums and charges to Landlord, its successors or assigns, and any arrears thereof, and shall forthwith faithfully perform and fulfill all of such other terms, covenants, conditions and provisions.

     2. This Guarantee is an absolute and unconditional Guarantee of payment and of performance. It shall be enforceable against Guarantor, its successors and assigns, without the necessity of any suit or proceedings on Landlord's part of any kind or nature whatsoever against Tenant, its successors or assigns, and without the necessity of any notice of non-payment, non-performance or non-observance or of any notice of acceptance of this Guarantee, or of any other notice or demand to which Guarantor might otherwise be entitled, all of which Guarantor hereby expressly waives. The validity of this Guarantee and the obligations of Guarantor hereunder shall in no way be terminated, affected or impaired by reason of assertion or the failure to assert by Landlord against Tenant, or Tenant's successors and assigns, of any of the rights or remedies reserved to Landlord pursuant to the provisions of the Lease.


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

     3. This Guarantee shall be a continuing Guarantee, and the liability of Guarantor hereunder shall in no way be affected, modified or diminished by reason of any assignment, renewal, modification or extension of the Lease or by reason of any modification or waiver of or change in any of the terms, covenants, conditions or provisions of the Lease, or by reason of any extension of time that may be granted by Landlord to Tenant, its successors or assigns, or by reason of any dealings, transactions, matters or things occurring between Landlord and Tenant, its successors or assigns, whether or not notice thereof is given to Guarantor.

     4. Guarantor represents and warrants to Landlord, as a material inducement to Landlord to make the Lease, that Guarantor has a financial interest in Tenant and, if Guarantor is a corporation, that the execution and delivery of this Guarantee is not in contravention of its charter or by-laws and has been duly authorized by its Board of Directors.

     5. All of the Landlord's rights and remedies under the Lease or under this Guarantee are intended to be distinct, separate and cumulative and no such right and remedy therein or herein mentioned is intended to be in exclusion of or a waiver of any of the others.

     6. Guarantor shall pay all costs of collection, including reasonable attorneys' fees and all costs of suit (whether incurred before or at trial, on appeal, or in connection with any petition for review or bankruptcy proceeding) that Lender may incur in enforcing this Guarantee. Guarantor shall reimburse lender for all expenses incurred in connection with the foregoing, including reasonable attorney's fees, even though no suit or action is filed hereon, or on the Lease. If a suit or action is filed, however, the amount of attorneys' fees shall be fixed by the panel, court or courts in which the suit or action, including any appeal thereof, is tried, heard or decided.

     7. If Guarantor consists of two or more persons or entities, then each of Guarantor's obligations hereunder shall be the joint and several obligations of each.

GUARANTOR:

PYRAMID BREWERIES, INC.,
a Washington corporation


By:
    ---------------------------------
Title:
       ------------------------------
Date
     --------------------------------


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